Exhibit 23.1

CONSENT OF BAGELL, JOSEPHS, LEVINE & COMPANY LLC

Bagell, Josephs, Levine & Company, LLC
Suite J, 406 Lippincott Drive, Marlton, NJ 08053
Tel: 856.346.2628 Fax: 856.396-0022

The Board of Directors
SOKO Fitness & SPA Group, Inc.
(Formerly American Business Holdings, Inc.)

We consent to the incorporation by reference in the registration statement on Form S-1 of SOKO Fitness & SPA Group, Inc. (Formerly known as American Business Holdings, Inc.) of our report dated January 28, 2008 with respect to the consolidated balance sheets of Harbin Mege Union Beauty Management Co., Ltd. as of May 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended May 31, 2007 and 2006. We also consent to the incorporation of the unaudited consolidated balance sheet of Wealthlink (Cayman) Co., Ltd. as of February 29, 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the nine months ended February 29, 2008 and February 28 2007.

/S/ Bagell, Josephs, Levine & Company, LLC
BAGELL, JOSEPHS, LEVINE & COMPANY, LLC
Marlton, New Jersey

June 10, 2008